REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE OWNERS AND BOARD OF DIRECTORS OF
VICTOR SCORE LIMITED AND SUBSIDIARIES

We have audited the accompanying consolidated balance sheets of Victor Score Limited and Subsidiaries (the “Company”) as of December 31, 2010 and 2009, and the related consolidated statements of operations and other comprehensive income, changes in owners’ equity and cash flows for the years ended December 31, 2010 and 2009. These consolidated financial statements are the responsibility of the management of the Company. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor are we engaged to perform, and audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated balance sheets of Victor Score Limited and Subsidiaries as of December 31, 2010 and 2009, and the consolidated results of its operations and its cash flows for the years ended December 31, 2010 and 2009 in conformity with accounting principles generally accepted in the United States of America.

UHY VOCATION HK CPA LIMITED
Certified Public Accountants

Hong Kong, The People’s Republic of China

March 31, 2011

VICTOR SCORE LIMITED
CONSOLIDATED BALANCE SHEETS
(IN US DOLLARS)

	December 31, 2010	December 31, 2009
		(A)

Assets

Current assets
Cash	$3,650,370	$772,977
Accounts receivable	11,825,238	6,261,664
Inventories	5,580,175	3,188,132
Due from owners	12,420	2,357,968
Prepaid expenses and other current assets	5,521,916	3,506,321
Due from a related company	775,456	2,649,914
Tax receivable	-	39,780

Total current assets	27,365,575	18,776,756

Property, plant and equipment, net	3,123,858	1,162,827
Construction in progress	1,368,351	151,060
Land use right, net	287,873	284,395
Intangible asset	4,248,422	-

Total assets	$36,394,079	$20,375,038

Liabilities and owners' equity

Current liabilities
Bank loans	$7,945,543	$6,812,040
Accounts payable	3,706,251	938,088
Accrued liabilities and other payables	20,454	-
Advances from unrelated parties	196,111	979,187
Income tax payable	1,316,676	365,141
Due to a related company	-	87,900
Due to owners	-	165,093

Total liabilities	13,185,035	9,347,449

Owners' equity
Share capital	50,000	50,000
Additional paid-in capital	3,034,380	2,262,820
Retained earnings	19,127,131	8,305,011
Accumulated other comprehensive income	997,533	409,758

Total owners' equity	23,209,044	11,027,589

Total liabilities and owners' equity	$36,394,079	$20,375,038

(A)	Represents the combined operations of Dalian TOFA New Materials Development Co., Ltd. and Dalian Tongda Equipment Technology Development Co., Ltd. prior to restructure in 2010. (See note 1)

See notes to consolidated financial statements.

VICTOR SCORE LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME
(IN US DOLLARS)

	For the Years Ended December 31,
	2010	2009
		(A)

Revenue
- Product sales to third parties	$35,973,392	$19,512,465
- Product sales to related parties	1,423,123	3,780,978
- Leasing sales	2,234,237	732,687

Total revenue	39,630,752	24,026,130

Costs of sales
- Product sales to third parties	(23,411,057)	(14,274,834)
- Product sales to related parties	(976,487)	(2,760,030)

Total cost of sales	(24,387,544)	(17,034,864)

Gross profit	15,243,208	6,991,266

Operating expenses:

Selling and distribution expenses	(1,308,767)	(504,007)

Administrative and other expenses	(1,890,801)	(772,456)

Total operating expenses	(3,199,568)	(1,276,463)

Operating income	12,043,640	5,714,803

Other income	958,053	124,843

Interest expense	(381,564)	(497,721)

Income before income taxes	12,620,129	5,341,925

Income tax expenses	(1,798,009)	(693,820)

Net income	10,822,120	4,648,105

Other comprehensive income:
- Foreign currency translation adjustments	587,775	(4,337)

Total comprehensive income	$11,409,895	$4,643,768

Earnings per share:
Basic	216	93
Diluted	216	93

Weighted average ordinary shares outstanding
Basic	50,000	50,000
Diluted	50,000	50,000

(A)	Represents the combined operations of Dalian TOFA New Materials Development Co., Ltd. and Dalian Tongda Equipment Technology Development Co., Ltd. prior to restructure in 2010. (See note 1)

See notes to consolidated financial statements.

VICTOR SCORE LIMITED
CONSOLIDATED STATEMENT OF CHANGES IN OWNERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009
(IN US DOLLARS)

	Registered capital	Additional paid-in capital	Retained earnings	Accumulated other comprehensive income	Total
Balance as of January 1, 2009	$50,000	$2,262,820	$3,656,906	$414,095	$6,383,821

Net income	-	-	4,648,105	-	4,648,105
Foreign currency translation loss	-	-	-	(4,337)	(4,337)

Balance as of December 31, 2009	$50,000	$2,262,820	$8,305,011	$409,758	$11,027,589

Cash contribution of capital	-	771,560	-	-	771,560
Net income	-	-	10,822,120	-	10,822,120
Foreign currency translation gain	-	-	-	587,775	587,775

Balance as of December 31, 2010	$50,000	$3,034,380	$19,127,131	$997,533	$23,209,044

See notes to consolidated financial statements.

VICTOR SCORE LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN US DOLLARS)

	For the
	Years Ended December 31,
	2010	2009
		(A)
Cash flows from operating activities:

Net income	$10,822,120	$4,648,105

Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Depreciation	197,769	190,968
Amortization of land use right	6,151	6,051
Amortization of intangible assets	336,687	-
Loss on disposal of property, plant and equipment	-	1,716

Changes in assets and liabilities:
Accounts receivable	(5,258,662)	(2,377,132)
Inventories	(2,244,260)	2,467,535
Prepaid expenses and other current assets	(1,573,028)	(2,368,823)
Tax receivable	40,184	(33,694)
Accounts payable	2,689,719	(1,739,339)
Accrued liabilities and the payables	(978,765)	(383,731)
Advanced from unrelated parties	196,111	979,187
Income tax payable	923,395	(169,523)

Net cash provided by/(used in) operating activities	5,157,421	1,221,320

Cash flows from investing activities:
Purchase of property, plant and equipment	(2,086,463)	(473,831)
Purchase of intangible assets	(4,513,160)	-
Cash paid for construction in progress	(1,191,593)	-

Net cash used in investing activities	(7,791,216)	(473,831)

Cash flows from financing activities:
Advances from related companies	1,396,239	1,073
Advances from/(to) owners	2,373,129	2,001,698
Proceeds from bank loans	885,098	12,923,361
Repayment of bank loans	-	(15,100,341)
Capital contribution	781,983	-

Net cash provided by/(used in) financing activities	5,436,449	(174,209)

Net (decrease)/increase in cash	2,802,654	573,280

Effect of foreign exchange rate changes	74,739	(242)

Cash, beginning of period/year	772,977	199,939
Cash, end of year	$3,650,370	$772,977

Supplemental disclosures of cash flow information:

Cash paid during the year for:

Interest paid	$381,564	$497,721

Income tax paid	$1,419,055	$863,567

(A)	Represents the combined operations of Dalian TOFA New Materials Development Co., Ltd. and Dalian Tongda Equipment Technology Development Co., Ltd. prior to restructure in 2010. (See note 1)

See notes to consolidated financial statements.

VICTOR SCORE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

1.	Organization and principal activities

Victor Score Limited (the “Company”) was incorporated in British Virgin Islands on May 13, 2010 and is controlled by Mr. ZHENG, Chuan-Tao as of December 31, 2010.  The Company is the parent company of Apex Wealth, a Hong Kong limited liability company incorporated on February 12, 2010.  The Company acquired 100% of the equity interest of Apex Wealth from Fernside Limited on June 8, 2010 for HK$1.00 (approximately US$0.128 based on the exchange rate on that date).  Prior to June 8, 2010, Apex Wealth was owned 100% by Fernside Limited.

Apex Wealth formed Dalian Xinding New Materials Technology Consultancy Inc. (“Dalian Xinding”), a wholly-owned foreign enterprise approved in China on August 18, 2010, as a wholly-owned subsidiary and holds 100% of the equity interests in Dalian Xinding.  The registered capital of Dalian Xinding is RMB5,000,000 (US$732,504).

Pursuant to a group reorganization completed on October 12, 2010, Dalian TOFA New Materials Development Co., Ltd. (“TOFA”) and Dalian Tongda Equipment Technology Development Co., Ltd., (“Tongda”) signed a series of contractual agreements with Dalian Xinding, a wholly owned subsidiary of the Company.

Under the contractual agreements, Dalian Xinding is the primary beneficiary of the Variable Interest Entities (“VIE”) of TOFA and Tongda as defined under FASB ASC 810-10.

☐☐☐	TOFA, a company incorporated under the laws of PRC on November 12, 1997.

☐☐☐	Tongda, a company incorporated under the laws of PRC on January 28, 2008.

The consolidated structure is detailed as follows:-

Mr. ZHENG Chuan-Tao	Mr. WANG Yu-Kai

[chart]

VICTOR SCORE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

1.	Organization and principal activities (……/Cont'd)

The Company will conduct substantially all of its business in the PRC through TOFA and Tongda as a result of the restructure in 2010. TOFA and Tongda will be controlled by the Company. The Company is owned by Mr. ZHENG Chuan-Tao (99%) and Mr. WANG Yu-Kai (1%), and as a result of contractual arrangements, the assets, liabilities, revenue, expenditure, operating results and cash flows of TOFA and Tongda are included in the consolidated financial statements of the Company. Mr. ZHENG Chuan Tao and Mr. WANG Yu-Kai are also the legal representatives, chief executive officers and general managers of the  TOFA and Tongda.

The contractual arrangements between the Company, TOFA and Tongda have an initial term of 10 years. The parties may mutually seek to extend these agreements upon the expiry of the current term. The Company is not aware of any legal impediments that may affect the renewal of these agreements under current PRC laws. In order for the Company to continue to derive the economic benefits from its interest in the operation of TOFA and Tongda, it must renew these contractual agreements.

As of December 31, 2010, the details of the registered and paid-up capital for the TOFA and Tongda and the lists of owners are as follows

	TOFA		Tongda
Name of owners	Shares held	% holding	Shares held	% holding

Mr. FEI Li Zhi	-	-	560,000	8%
Mr. LI Zong Li	2,355,000	16%	-	-
Mr. LIU Pi Jia	1,290,000	9%	-	-
Mr. WANG Di	-	-	2,870,000	41%
Mr. WANG Yu-Kai	-	-	3,570,000	51%
Mr. ZHENG Chuan Tao	11,355,000	76%	-	-
Total	15,000,000	100%	7,000,000	100%

The principal activities of TOFA and Tongda are as follows:

TOFA is principally engaged in the manufacturing and trading of copper coated aluminum wire and its related products.

Tongda is principally engaged in the manufacturing of wiring equipment and leasing copper coated aluminum wire technology.

Both companies are situated at Dalian, Liaoning Province, PRC.

VICTOR SCORE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

2.	Summary of significant accounting policies

(a)	Basis of Presentation

These consolidated financial statements, prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). All significant inter-company transactions and balances within the Group are eliminated upon consolidation.

The functional currency of the Company is the Renminbi ("RMB"). Assets and liabilities are translated at the rate of exchange in effect on the balance sheet date whereas income and expenses are translated at the average rate of exchange prevailing during the reporting period. The related rate exchange adjustments are reflected in "Accumulated other comprehensive income" in the owners' equity section of the balance sheets.

As disclosed in Note 1 above, the Company was established on May 13, 2010. Existing shareholders of TOFA and Tongda received an equivalent number of shares of the Company on October 12, 2010. Through contractual arrangements between the Dalian Xinding, TOFA and Tongda, the economic interests in TOFA and Tongda were transferred to the Company’s wholly owned subsidiary, Dalian Xinding.

Since Dalian Xinding, TOFA and Tongda are under common control, the financial statements of the Company have been presented on a combined basis for all periods presented. Accordingly, financial information related to periods prior to the receipt of shares and the contractual arrangements are those of TOFA and Tongda.

(b)	Consolidation of Variable Interest Entities

VIEs are entities that lack one or more voting interest entity characteristics. The Company consolidates VIEs in which it is the primary beneficiary of its economic gains or losses. The FASB has issued ASC 810-10, Consolidation of Variable Interest Entities. ASC 810-10 clarifies the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements, to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. It separates entities into two groups: (1) those for which voting interests are used to determine consolidation and (2) those for which variable interests are used to determine consolidation (the subject of FASB ASC 810-10). FASB ASC 810-10 clarifies how to identify a variable interest entity and how to determine when a business enterprise should include the assets, liabilities, noncontrolling (“minority”) interests and results of activities of a variable interest entity in its consolidated financial statements.

In accordance with FASB ASC 810-10, the Company has evaluated its economic relationships with TOFA and Tongda and has determined that it is required to consolidate these two entities pursuant to the rules of FASB 810-10. Therefore TOFA and Tongda are considered to be a VIE, as defined by FASB ASC 810-10, of which the Company is the primary beneficiary.  The Company, as mentioned above, absorbs a majority of the economic risks and rewards of all of these VIEs that are being consolidated in the accompanying financial statements.

(c)	Subsequent events

The Company discloses as subsequent events that all events that occur after the balance sheet through March 31, 2011.

VICTOR SCORE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

2.	Summary of significant accounting policies (……/Cont'd)

(d)	Revenue recognition

We generate revenue primarily from manufacturing and trading of copper coated aluminum wire, equipment and its related products and leasing of copper coated aluminum wire technology.

Leasing sales represent the revenue from the leasing of several exclusive production technologies to independent third parties.  The technologies are internally developed by Tongda’s research and development department. The production technologies related to the technical know-how in the production process have not been patent in accordance with the relevant laws and regulations of the PRC.

Revenue represents the invoiced value of goods sold and the rental income of certain production technologies to independent parties.  Revenue is recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred and the customer has taken ownership and assumed the risk of loss, or services have been rendered; (3) the seller’s price to the buyer is fixed or determinable; and (4) collectability is reasonably assured.

(e)	Cash

Cash consist of cash on hand and in banks. The Company consider all highly investments with original maturities of three months or less to be cash. Substantially all of the cash deposits of the Group are held with financial institutions located in the PRC. Management believes these financial institutions are of high credit quality.

(f)	Accounts receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company generally extend unsecured credit up to three months to its customers in the ordinary course of business. The Company mitigates the associated risks by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is established and determined based on managements' assessment of known requirements, aging of receivables, payment history, the customer's current credit worthiness, and the economic environment. When a specific accounts receivable balance is deemed uncollectible, a charge is taken to statement of operation and comprehensive income. Recoveries of balances previously written off are reflected as income in the statement of operations and comprehensive income.

VICTOR SCORE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

2.	Summary of significant accounting policies (……/Cont'd)

(g)	Inventories

Inventories consisting of raw material, work-in-progress and finished goods of copper coated aluminum wire and related products which are stated at the lower of cost or net realizable value. Finished goods comprised of direct materials, direct labour and a portion of overheads. Inventory costs are calculated using a weighted average method of accounting.

Allowances are recorded for obsolete, slow-moving and damaged inventory and are deducted from the related inventory balances. No provision was made as of December 31, 2010 and 2009.

(h)	Property, plant and equipment

Property, plant and equipment are recorded at cost less accumulated depreciation and any impairment. Maintenance, repairs and minor renewals are expensed as incurred; major renewals and improvements that extend the lives or increase the capacity of plant assets are capitalized.

When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the reporting period of disposition.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets after taking into account their respective estimated residual value. The estimated useful life of the assets is as follows:

Years
Buildings	10 – 20
Plant equipment	5 – 10
Office equipment	3 – 5
Motor vehicles	3 – 4

(i)	Land use right

Land use rights represent the prepayments for the use of the parcels of land in the PRC where the Company’s production facilities are located, and are charged to expense over their respective lease periods of 50 years. According to the laws of the PRC, the government owns all of the land in the PRC. Company or individuals are authorized to use the land only through land use rights granted by the PRC government for a certain period (usually 50 years).

(j)	Intangible assets

Intangible assets acquired separately and with finite useful lives are carried at costs less accumulated amortization and any accumulated impairment losses. Amortization for intangible assets with finite useful lives is provided on a straight-line basis over their estimated useful lives. Alternatively, intangible assets with indefinite useful lives are carried at cost less any subsequent accumulated impairment losses.

Gains or losses arising from derecognition of the intangible asset is measured at the difference between the net disposal proceeds and the carrying amount of the assets and are recognized in the statement of comprehensive income when the asset is disposed.

VICTOR SCORE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

2.	Summary of significant accounting policies (……/Cont'd)

(k)	Construction in progress

Construction in progress represents property, plant and equipment under construction and pending installation and is stated at cost less accumulated impairment losses, if any.

No provision for depreciation is made on construction in progress until such time as the relevant assets are completed and are available for intended use. When the assets are placed in service, the costs are transferred to property, plant and equipment and depreciated in accordance with the accounting policy of the Company.

(l)	Research and development costs

Research and development costs are charged to expense as incurred. Research and development costs mainly consist of remuneration for the research and development staff and material costs for research and development. The Company incurred $171,621 and $132,180 for years ended December 31, 2010 and 2009, respectively.

(m)	Impairment of long-lived assets

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

No impairment was recognized as of December 31, 2010 and 2009.

(n)	Comprehensive income

The Company has adopted ASC 220, "Comprehensive Income" . This statement establishes rules for the reporting of comprehensive income and its components. Comprehensive income consists of net income and foreign currency translation adjustments.

(o)	Income taxes

The Company accounts for income taxes under ASC 740 "Income Taxes" . Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

VICTOR SCORE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

2.	Summary of significant accounting policies (……/Cont'd)

(o)	Income taxes (……/Cont'd)

During 2009, the Company adopted ASC 740-10 "Income Taxes" , which prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken in the tax return. This interpretation also provides guidance on de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods and income tax disclosures. As of December 31, 2010 and 2009, there were no amounts that had been accrued with respect of uncertain tax positions.

A reconciliation of the differences between the statutory tax rate and the effective tax rate for Enterprises Income Tax (“EIT”) is as follows:

	December 31, 2010	December 31, 2009
EIT statutory rates
- TOFA	15%	15%
- Tongda	25%	25%

EIT effective rates
- TOFA	15%	15%
- Tongda	10%	0%

The tax effects of temporary differences of the Company as of December 31, 2010 and 2009 are immaterial.

(p)	Value added tax

The Company’s VIEs TOFA and Tongda are registered as the "General Taxpayer" with the relevant PRC tax authorities which means that they are subject to VAT at 17% on sales of goods.

The Company presents its revenue on a net basis.  At the end of a given month: (i) if the balance of the VAT calculation is positive, the Company pays the appropriate VAT for the period and (ii) if the balance of the VAT calculation is negative, the Company takes a deduction in the next month.

(q)	Fair value measurements

In April 2009, the FASB issued ASC 820-10-65-4 (formerly FSP No. 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset and Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”). This standard emphasizes that even if there has been a significant decrease in the volume and level of activity, the objective of a fair value measurement remains the same. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants. This standard provides a number of factors to consider when evaluating whether there has been a significant decrease in the volume and level of activity for an asset or liability in relation to normal market activity. In addition, when transactions or quoted prices are not considered orderly, adjustments to those prices based on the weight of available information may be needed to determine the appropriate fair value. This standard is effective for interim and annual reporting periods ending after September 15, 2009, and shall be applied prospectively. Early adoption is permitted for periods ending after March 15, 2009. The adoption of this standard did not have a material effect on the consolidated financial statements.

VICTOR SCORE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

2.	Summary of significant accounting policies (……/Cont'd)

(q)	Fair value measurements (……/Cont'd)

In August 2009, the FASB issued Accounting Standards Update “ASU” 2009-5 “Measuring Liabilities at Fair Value”. This ASU provides amendments to ASC 820-10 “Fair Value Measurements and Disclosures” to address concerns regarding the determination of the fair value of liabilities. Because liabilities are often not “traded”, due to restrictions placed on their transferability, there is typically a very limited amount of trades (if any) from which to draw market participant data. As such, many entities have had to determine the fair value of a liability through the use of a hypothetical transaction. This ASU clarifies the valuation techniques that must be used when the liability subject to the fair value determination is not traded as an asset in an active market. The management does not expect the adoption of this ASU to have a material effect on the consolidated financial statements.

In January 2010, the FASB issued Accounting Standards Update “ASU 2010-06” “Fair Value Measurements and Disclosures”. The new guidance clarifies two existing disclosure requirements and requires two disclosures as follows: (1) a “gross" presentation of activities (purchases, sales, and settlements) within the Level 3 roll forward reconciliation, which will replace the “net” presentation format; and (2) detailed disclosures about the transfers in and out of Level 1 and 2 measurements. This guidance is effective for the first interim or annual reporting period beginning after December 15, 2009, except for the gross presentation of Level 3 roll forward information, which is required for annual reporting periods beginning after December 15, 2010, and for interim reporting periods thereafter. The Group adopted the amended fair value disclosures guidance on January 1, 2010, except for the gross presentation of the Level 3 roll forward information, which the Group is not required to adopt until January 1, 2011.

(r)	Employee benefits

i)
Salaries, wages, annual bonuses, paid annual leave and staff welfare are accrued in the year in which the associated services are rendered by employees of the Company. Where payment or settlement is deferred and the effect would be material, these amounts are stated at their present values.

ii)
Contributions to appropriate local defined contribution retirement schemes pursuant to the relevant labor rules and regulations in the PRC are recognized as an expense in the statement of operations as incurred.

(s)	Retirement benefits

Contributions to defined contribution plans are charged to cost of sales and general and administrative expenses in the statements of operation as and when the related employee service is provided.

(t)	Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

VICTOR SCORE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

2.	Summary of significant accounting policies (……/Cont'd)

(u)	Foreign currency transaction

The Company maintain its books and accounting records in PRC currency "Renminbi" ("RMB"), which is determined as the functional currency. Transactions denominated in currencies other than RMB are translated into RMB at the exchange rates quoted by the People’s Bank of China (“PBOC”) prevailing at the date of the transactions. Monetary assets and liabilities denominated in currencies other than RMB are translated into RMB using the applicable exchange rates quoted by the PBOC at the balance sheet dates. Gain and losses resulting from foreign currency transactions are included in operations.

The financial statements of the Company are translated into the reporting currency, the United States Dollar (“USD”). Assets and liabilities of the Company are translated at the prevailing exchange rate at each reporting period end. Contributed capital accounts are translated using the historical rate of exchange when capital is injected. Income and expense accounts are translated at the average rate of exchange during the reporting period. Translation adjustments resulting from translation of these financial statements are reflected as other comprehensive income in the statements of operations and accumulated other comprehensive income in the statements of changes in shareholders' equity. The translation rates are as follows:

	December 31,
	2010	2009
Year end RMB : USD exchange rate	6.6000	6.8259
Average RMB : USD exchange rate	6.7137	6.8242
Year end HKD : USD exchange rate	7.7810	7.7536
Average HKD : USD exchange rate	7.7692	7.7520

(v)	Contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the businesses that relate to a wide range of matters, including among others, product liability. The Company records accruals for such contingency based upon the assessment of the probability of occurrence and, where determinable, an estimate of the liability. Management may consider many factors in making these assessments including past history, scientific evidence and the specifics of each matter. As management has not become aware of any product liability claim, no contingent liability has been recorded for the years ended December 31, 2010 and 2009.

(w)	Concentrations of credit risk

The Company sells its products primarily to domestic and overseas customers. Credit is extended based on an evaluation of the customer's financial condition. At December 31, 2010 and 2009, the Company has no significant concentration of credit risk as sales deposits were received in advance from certain customers prior to the delivery of products to customers of the Company.

The Company maintains its cash with high-quality institutions. Deposits held with banks in PRC may not be insured or exceed the amount of insurance provided on such deposits.

VICTOR SCORE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

2.	Summary of significant accounting policies (……/Cont'd)

(x)	Economic and political risk

The major operations of the Company are conducted in the PRC. Accordingly, the political, economic, and legal environments in the PRC, as well as the general state of the PRC's economy may influence the business, financial condition, and results of operations of the Company.

The major operations of the Company in the PRC are subject to special considerations and significant risks not typically associated with Company in North America and Western Europe. These include risks associated with, among others, the political, economic, and legal environment.

The results of the Company may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, and rates and methods of taxation, among other things.

(y)	Recently issued accounting standards

We describe below recent pronouncements that have had or may have a significant effect on our financial statements. We do not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to our financial condition, results of operations, or disclosures.

In May 2009, the FASB issued guidance within Topic 855-10 (formerly SFAS 165, “Subsequent Events”) relating to subsequent events. This guidance establishes principles and requirements for subsequent events. This guidance defines the period after the balance sheet date during which events or transactions that may occur would be required to be disclosed in the Company’s financial statements. Public entities are required to evaluate subsequent events through the date that financial statements are issued. This guidance also provides guidelines in evaluating whether or nor events or transactions occurring after the balance sheet date should be recognized in the financial statements. This guidance requires disclosure of the date through which subsequent events have been evaluated. This Statement is effective for interim and annual periods ending after June 15, 2009. The Company has adopted this standard as of December 31, 2009. The adoption of this standard does not have a material impact on the Company’s financial statements.

In July 2009, the Company adopted changes issued buy the FASB to the authoritative hierarchy of GAAP. These changes establish the FASB Accounting Standards Codification (“Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by the nongovernmental entities in the preparation of financial statements in conformity with GAAP.

The FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead the FASB will issue Accounting Standards Updates (“ASUs”). ASUs will not be authoritative in their own right as they will only serve to update the Codification. Theses changes and the Codification itself do not change GAAP. Other that the manner in which new accounting guidance is referenced, the adoption of theses changes had no impact on the Company’s consolidated financial statements.

VICTOR SCORE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

2.	Summary of significant accounting policies (……/Cont'd)

(y)	Recently issued accounting standards (……/Cont’d)

In January 2010, the FASB issued ASU 2010-6, Improving Disclosures About Fair Value Measurements, which requires reporting entities to make new disclosures about recurring or nonrecurring fair-value measurements including significant transfers into and out of Level 1 and Level 2 fair-value measurements and information on purchases, sales, issuances, and settlements on a gross basis in the reconciliation of Level 3 fair-value measurements. ASU 2010-6 is effective for annual reporting periods beginning after December 15, 2009, except for Level 3 reconciliation disclosures which are effective for annual periods beginning after December 15, 2010. The adoption of ASU 2010-6 will not have a material impact on our consolidated financial statement disclosures.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

3.	Accounts receivable

Accounts receivable consist of the following:

	December 31,
	2010	2009
Accounts receivable, trade	$11,825,238	$6,261,664
Less: allowance for doubtful debts	-	-
	$11,825,238	$6,261,664

4.	Inventories

Inventories are stated at the lower of cost (determined using the weighted average cost) or market value and are composed of the following:

	December 31,
	2010	2009
Raw materials	$822,027	$662,519
Work-in-progress	2,560,813	1,153,993
Finished goods	2,197,335	1,371,620
	$5,580,175	$3,188,132

VICTOR SCORE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

5.	Due from owners

		December 31,
Name	Nature	2010	2009

Mr. LIU Pi Jia	Cash advances	-	413,718
Mr. SONG Yu-chun	Cash advances	1,515	1,051,130
Mr. WANG Yukai	Cash advances	10,905	-
Mr. ZHENG Chuan Tao	Cash advances	-	893,120

		$12,420	$2,357,968

The amounts due from owners are interest free and unsecured. In the opinion of the directors, the amounts are receivable within the twelve months of the balance sheet date and repayable on demand.

6.	Prepaid expenses and other current assets

Prepaid expenses and other current assets consist of the following:

	December 31,
Nature	2010	2009
Trade deposits	$3,878,788	$1,391,758
Prepaid staff welfare	215,553	832,974
Other short term advances to third parties	1,424,242	1,186,657
Sundry and utility deposits	3,333	94,932
	$5,521,916	$3,506,321

The other short term advances to third parties are interest free and unsecured. In the opinion of the directors, the amounts are receivable within the twelve months of the balance sheet date and repayable on demand.

7.	Due from a related company

		December 31,
Nature	Nature	2010	2009
Shenzhen Tofa Complex Metal
Material Co., Ltd.	Sales of goods	$775,456	$2,649,914

The above company was controlled by ZHENG Chuan Tao, the director of TOFA.

The amount due is interest free and unsecured. In the opinion of the directors, the amount is receivable within the twelve months of the balance sheet date and repayable on demand.

During the years ended December 31, 2010 and 2009, the Company sold goods to Shenzhen Tofa Complex Metal Material Co., Ltd.  amounted to $1,423,123 and $3,275,463 respectively.

VICTOR SCORE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

8.	Property, plant and equipment, net

Property, plant and equipment, net, consists of the following at:

	December 31,
	2010	2009
Land and buildings	$918,846	$888,439
Plant equipment	3,693,032	1,803,296
Office equipment	163,150	138,294
Motor vehicles	484,513	203,284
	$5,259,541	$3,033,313

Less: Accumulated depreciation	2,135,683	1,870,486

Net	$3,123,858	$1,162,827

Depreciation expense for the years ended December 31, 2010 and 2009 amounted to $197,769 and $190,968, respectively.

The land and buildings, plant and office equipment are pledged as collateral to Shanghai Pudong Development Bank for the bank loans granted to the Company.

9.	Construction in progress

A summary of construction in progress is as follows:

	December 31,
	2010	2009
Balance beginning	$151,060	$151,135
Additions	1,191,593	-
Effect of foreign exchange rate changes	25,698	(75)
Balance ending	$1,368,351	$151,060

The additional capital commitment for construction in progress contracted for but not provided in the consolidated financial statements as at December 31, 2010 was $1,666,667.

	Balance at December 31, 2010	Estimated cost to complete as of December 31, 2010	Estimated time to complete
Plant and production facilities	$1,368,351	$1,666,667	4th quarter of 2011

VICTOR SCORE LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

10.	Land use right

Land use right represents prepaid lease payments to the local government in the PRC for the use of land where the Company’s production facilities are located. Land use rights have a 50-year life from January 1, 2007 to December 31, 2056.

The land use right is pledged as collateral to Shanghai Pudong Development Bank for the bank loans granted to the Company.

As of December 31, 2010, the expected amortization expense of the land use right for each of the next five years and thereafter is as follows:

Year ending December 31,	2010
2011	$6,257
2012	6,257
2013	6,257
2014	6,257
2015	6,257
Thereafter	256,588
$287,873

VICTOR SCORE LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

11.	Intangible asset

Intangible asset represents the following:

	December 31,
	2010	2009
Production technology
Cost	$4,590,909	$-
Less: Accumulated amortization	(342,487)	-
Net	$4,248,422	$-

As of December 31, 2010, the expected amortization expense of the intangible asset for each of the next five years and thereafter is as follows:

Year ending December 31,	2010
2011	$342,487
2012	342,487
2013	342,487
2014	342,487
2015	342,487
Thereafter	2,535,987
$4,248,422

During the year ended December 31, 2010, TOFA and Tongda acquired intangible assets consisting of several exclusive production technologies from several independent third parties for cash consideration of totaling $4,590,909 (RMB30,300,000).

Intangible asset is stated at cost less accumulated amortization. Amortization is calculated using the straight-line method to write-off the cost of the intangible asset over its estimated economic life of ten years.

The Company has reviewed the recoverable amount of the production technology based on value-in-use calculations by discounting future cash flows and no impairment was required as of December 31, 2010.

VICTOR SCORE LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

12.	Bank loans

Bank loans consist of the following:

	December 31,
	2010	2009
Short-term bank loans	$7,945,543	$6,812,040

The bank loans, are secured by the land and buildings, other plant and equipment and directors’ personal guarantee. The loans bear interest ranging from 6.37% to 8.59% per annum.  The proceeds of the loans were used to finance the acquisition of property, plant and equipment and working capital of the Company.

The details of the short term bank loans outstanding as of December 31, 2010 are as follows:

Name of bank	Outstanding loan amount	Annualized interest rate	Nature of loans	Term of loans	Collateral
China Citic Bank	US$1,515,152 (RMB10,000,000)	6.37%	Term loan	From April 6, 2010 to April 5, 2011	Directors' personal guarantee
Shanghai Pudong Development Bank	US$3,212,727 (RMB21,204,000)	Benchmark interest of the People's Bank of China	Revolving loan	Applicable from August 12, 2010 to August 9, 2011	Land use right, other plant and equipment
Shenzhen Development Bank	US$2,272,727 (RMB15,000,000)	Benchmark interest of the People's Bank of China plus 10%	Revolving loan	Applicable from November 9, 2010 to May 23, 2011	Directors' personal guarantee
Shenzhen Development Bank	US$944,937 (RMB6,236,586)	Benchmark interest of the People's Bank of China plus 10%	Export loans	Applicable from December 18, 2009 to December 18, 2010 and renewed after year end	Directors' personal guarantee

The details of the short term bank loans outstanding as of December 31, 2009 are as follows:

Name of bank	Outstanding loan amount	Annualized interest rate	Nature of loans	Term of loans	Collateral
China Citic Bank	US$2,197,512 (RMB15,000,000)	6.37%	Term loan	From April 17, 2009 to April 16, 2010	Directors' personal guarantee
Shanghai Pudong Development Bank	US$2,014,680 (RMB13,752,000)	Benchmark interest of the People's Bank of China	Revolving loan	Applicable from September 1, 2009 to September 1, 2010	Land use right, other plant and equipment
Shenzhen Development Bank	US$2,197,512 (RMB15,000,000)	Benchmark interest of the People's Bank of China plus 10%	Revolving loan	Applicable from December 18, 2009 to December 18, 2010	Directors' personal guarantee
Shenzhen Development Bank	US$402,336 (RMB2,746,302)	Benchmark interest of the People's Bank of China plus 10%	Export loans	Applicable from December 18, 2009 to December 18, 2010	Directors' personal guarantee

Interest expenses for the years ended December 31, 2010 and 2009 amounted to $381,564 and $497,721, respectively.

VICTOR SCORE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

13.	Accrued liabilities and other payables

Accrued liabilities and other payables consist of the following:

	December 31,
	2010	2009
Accrued staff welfare and other payables	$20,454	$-
	$20,454	$0

Other payables consist of amounts owed by the Group to various unrelated entities that are incurred in the normal course of business operations. These liabilities do not carry any interest rate and will be repaid within 12 months.

14.	Due to a related company

		December 31,
Name	Nature	2010	2009
Shanghai Higher Metal Material
Co., Ltd.	Purchase of goods	$-	$87,900

Shanghai Higher Metal Material Co., Limited was also controlled by ZHENG Chuan Tao, commencing from 2009.

The amount due is interest free and unsecured. In the opinion of the directors, the amount is repayable within the twelve months of the balance sheet date and repayable on demand.

There are no related party transactions with this entity for the years ended December 31, 2010 and 2009.

15.	Due to owners

		December 31,
Name	Nature	2010	2009
Mr. LI Zong Li	Cash advances	$-	$153,256
Mr. WANG Yukai	Cash advances	-	11,837
		$-	$165,093

The cash advances from owners are interest free, unsecured and are repayable on demand.

VICTOR SCORE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

16.	Other income

Other income consists of the following:

	December 31,
	2010	2009
Sales of raw materials	$926,426	$-
Sundry income	31,627	124,843
	$958,053	$124,843

17.	Registered capital / Additional paid-in capital

The authorized and registered share capital of the Company consists of 50,000 ordinary shares valued at USD50,000.

The details of the registered capital of the TOFA and Tongda as of December 31, 2010 and 2009 are as follows:

	Registered
	Capital	Additional paid-in capital
	The
	Company	TOFA	Tongda	Total

Balance as of January 1, 2009 and December 31, 2009	$50,000	$2,056,316	$256,504	$2,362,820

Cash contribution of capital	-	-	771,560	771,560

Balance as of December 31, 2010	$50,000	$2,056,316	$1,028,064	$3,134,380

Dalian TOFA New Materials Development Co., Ltd.

TOFA is a limited liability company established on November 12, 1997 with the registered and paid up capital of RMB15,000,000 which is equivalent to USD2,056,316.

There was no change in registered and issued capital during the years ended December 31, 2010 and 2009.

Dalian Tongda Equipment Technology Development Co., Ltd.

Tongda is a limited liability company established on January 28, 2008 with the registered and issued capital of RMB1,750,000 which is equivalent to USD256,504.

On May 27, 2010, the registered capital was increased by RMB5,250,000 and cash of RMB5,250,000 (equivalent to USD771,560) was contributed into Tongda.

As of December 31, 2010, the registered and paid up capital of the Company was RMB7,000,000 which is equivalent to USD1,028,064.

VICTOR SCORE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

17.	Registered capital / Additional paid-in capital (……/Cont’d)

The issued share capital of the Company is USD50,000. Pursuant to the reorganization agreement, the amount of USD3,034,380 being the difference of the total registered capital of TOFA and Tongda and the issued capital of the Company was included in the additional paid in capital.

The registered capital of TOFA and Tongda are included in the additional paid-in capital of the Company for the years ended December 31, 2010 and 2009.

18.	Business Segments

A)	Business segment reporting – by product

The Company has two reportable business segments: Manufacturing and trading of bimetallic composite wire products and its related products (“Bimetallic Composite Wire Products”), and manufacturing of wiring equipment and leasing copper coated aluminum wire technology (“Wiring equipment”).

Products:	Bimetallic Composite Wire Products	Wiring Equipment	Consolidated Totals
Year Ended December 31, 2010

Product sales
Sales to third parties	$31,221,350	$6,986,279	$38,207,629
Sales to related parties	1,423,123	-	1,423,123

	32,644,473	6,986,279	39,630,752
Costs of sales
Sales to third parties	(22,379,328)	(2,008,216)	(24,387,544)
Sales to related parties	-	-	-

	(22,379,328)	(2,008,216)	(24,387,544)

Gross profit	10,265,145	4,978,063	15,243,208

Selling and distribution expenses	(351,311)	(94,640)	(445,951)

Administrative and other expenses	(1,227,425)	(663,376)	(1,890,801)

Operating income	8,686,409	4,220,047	12,906,456

Other income	91,067	4,170	95,237

Interest expenses	(381,373)	(191)	(381,564)

Income before income taxes	8,396,103	4,224,026	12,620,129

Income tax expenses	(1,265,792)	(532,217)	(1,798,009)

Net income	$7,130,311	$3,691,809	$10,822,120

Capital investment	$2,056,316	$1,028,063	$3,146,876

Total assets	$29,790,630	$6,734,737	$36,663,120

Products:	Bimetallic Composite Wire Products	Wiring Equipment	Consolidated Totals
Year Ended December 31, 2009

Product sales
Sales to third parties	$19,512,465	$1,171,046	$20,683,511
Sales to related parties	3,780,978	-	3,780,978

	23,293,443	1,171,046	24,464,489
Costs of sales
Sales to third parties	(17,203,887)	(269,336)	(17,473,223)
Sales to related parties		-	-

	(17,203,887)	(269,336)	(17,473,223)

Gross profit	6,089,556	901,710	6,991,266

Selling and distribution expenses	(480,580)	(23,426)	(504,006)

Administrative and other expenses	(576,305)	(196,152)	(772,457)

Operating income	5,032,671	682,132	5,714,803

Other income	124,437	406	124,843

Interest expenses	(497,721)	-	(497,721)

Income before income taxes	4,659,387	682,538	5,341,925

Income tax expenses	(693,820)	-	(693,820)

Net income	$3,965,567	$682,538	$4,648,105

Capital investment	$2,056,316	$1,028,063	$3,084,379

Total assets	$19,198,304	$1,462,410	$20,660,714

B)	Business segment reporting – by geography

As its secondary segments, the Company reports two geographical areas, which are the main market areas: PRC and foreign market. There is no any single foreign country market accounting for more than 10% of total revenues for the years ended December 31, 2010 and 2009.

The following tables set forth revenues from customers of products sold by geographic segment:

Geographical information:	Years ended on December 31,

Revenue earned from	2010	2009

PRC market	$34,478,754	$21,284,105
Foreign market	5,151,998	3,180,384

	$39,630,752	$24,464,489

19.	Income tax expense

The Company is incorporated in the British Virgin Islands, the laws of which do not require the Company to pay any income taxes or other taxes based on income, business activity or assets.  The Company has subsidiaries domiciled and operating in other countries and those entities file separate tax returns in the respective jurisdictions in which they are domiciled or operate.

The Company’s consolidated subsidiary Apex Wealth is domiciled in Hong Kong, China would be subject to statutory profit tax in that jurisdiction of 16.5% if it incurred revenue and profits there.

The Company’s consolidated subsidiary Dalian Xinding is domiciled in PRC would be subject to statutory profit tax in that jurisdiction of 25% if it incurred revenue and profits there.

The Company’s VIEs TOFA and Tongda are domiciled in China and are subject to PRC enterprise income tax of 15% and 25%, respectively, on the net income for the years ended December 31, 2010 and 2009.

	For the
	Years Ended December 31,
	2010	2009
Current tax:
PRC income tax	$1,798,009	$693,820

The income tax expenses for the years ended December 31, 2010 and 2009 can be reconciled to the income before income taxes in the statement of operations and other comprehensive income as follows:

	For the
	Years ended December 31,
	2010	2009

Income before income taxes	$12,620,129	$5,341,925

Notional tax on income before PRC income taxes at 25%	$3,155,032	$1,335,481
Tax effect on income not subject to taxation	(643,992)	(183,172)
Tax concession	(713,031)	(455,939)
Tax effect on temporary differences not recognized	-	(2,550)

Income tax expenses	$1,798,009	$693,820

On December 15, 2008, TOFA was registered as the High and New Technology Enterprise. According to the PRC Law on Enterprise Income Tax promulgated on March 16, 2007, TOFA is entitled to a concessionary rate of income tax at 15% over 3 years, beginning on January 1, 2008. Accordingly, TOFA is subject to an income tax rate of 15% in 2010 and 2009.

VICTOR SCORE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

20.	Concentrations of risks

Substantially all of the Company’s operations are conducted in China. The Company’s operations are subject to various political, economic, and other risks and uncertainties inherent in China. Among other risks, the Company’s operations are subject to the risks of restrictions on transfer of funds; export duties, quotas, and embargoes; domestic and international customs and tariffs; changing taxation policies; foreign exchange restrictions; and political conditions and governmental regulations.

21.	Related party transactions

The Company had entered into the following significant related party transactions with the following related Company during years ended December 31, 2010 and 2009:

	December 31,
	2010	2009
Sales of finished goods:
Shenzhen Tofa Complex Metal Material Co., Ltd.	$1,423,123	$3,275,463
Dalian TToff Metal Material Co., Ltd.	-	505,515

Purchase of raw materials:
Shenzhen Tofa Complex Metal Material Co., Ltd.	2,250,520	-
Dalian TToff Metal Material Co., Ltd.	219,223	-

Rental received:
Dalian Tongfa Electric Wire & Cable Co., Ltd.	2,681	-

22.	Subsequent events

On January 28, 2011, Mr. ZHENG Chuan Tao, the controlling owner of the Company previously held 99% of the equity shares (i.e. 49,500 shares) and transferred 30,046 shares of US$ 1 each to 35 shareholders including Mr. WANG Yu Kai and Mr. LIU Pi Jia who are the owners and management of TOFA and LI, Zong Li which is the owner and management of Tongda.

In March 2011, TODA International Holdings Inc, formerly Summit Growth Corporation (“TODA”), a company incorporated in Cayman Island, entered into a Share Exchange Agreement with the Company and its shareholders (the “Shareholders”).  Pursuant to the terms of the Exchange Agreement, the Shareholders agreed to transfer all of the issued and outstanding shares of common stock in the Company to TODA in exchange for TODA issuing an aggregate of 32,839,910 ordinary shares and 104,571.95 preference shares of the Company’s capital stock to the Shareholders, thereby causing the Company and its wholly-owned subsidiaries, Apex Wealth, Dalian Xinding, and the related VIEs, TOFA and Tongda to become the operating subsidiaries of TODA.

The Share Exchange will be accounted for as a “reverse merger,” since the shareholders of the Company will own a majority of the outstanding shares of the TODA’s capital stock immediately following the Share Exchange. The Company is deemed to be the accounting acquirer in the reverse merger.  Accordingly, after the reverse merger, the Company will become a subsidiary of TODA with TOFA and Tongda, the variable interest entities (VIEs) of TODA through a series of contractual agreements made with Dalian Xinding.

VICTOR SCORE LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

22.	Subsequent events (……/Cont’d)

As a result of the Share Exchange, TODA will be engaged in the business of manufacturing and trading of copper coated aluminum wire and its related products, and in the business of manufacturing of wiring equipment and leasing copper coated aluminum wire technology in the PRC. TODA will also to exert effective control over TOFA and Tongda and will receive 100% of the net profits derived from the business operations of TOFA and Tongda.

Upon closing of the Share Exchange Agreement, all former directors and officers of TODA will resign and be replaced by individuals designated by the Company. Mr. ZHENG, Chuan Tao was appointed as director of TODA. Mr. ZHENG, Chuan Tao was appointed as Chief Executive Officer and President of TODA. Mr. Anthony Zhang was appointed as Chief Financial Officer and Secretary of TODA.